Exhibit 23



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-09289 and 333-86169) pertaining to the 1995 Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc., of our report dated February 11, 2000, with respect to the consolidated financial statements of Image Sensing Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.



/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 28, 2000